As filed with the Securities and Exchange Commission on December 19, 2005
Registration Nos. 033-99022, 333-10697, 333-38871, 333-62275, 333-49182,
333-50942, 333-84846, 333-102049, 333-120018, 333-124771, 333-130445

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO REGISTRATION NOS.
33-99022, 333-10697, 333-38871, 333-62275, 333-49182,
333-50942, 333-84846, 333-102049, 333-120018, 333-124771, 333-130445
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Hyperion Solutions Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0277772 (I.R.S. Employer Identification No.)

5450 Great America Parkway
Santa Clara, CA 95054
(Address of Principal Executive Offices)
2005 Employee Stock Purchase Plan
2004 Equity Incentive Plan
1995 Stock Option/Stock Issuance Plan
1995 Employee Stock Purchase Plan
1992 Stock Option Plan
1999 Stock Option Plan
Hyperion Software Corporation 1991 Stock Plan
Hyperion Software Corporation 1991 Non-Employee Director Stock Option Plan
(Full title of the plan)

Godfrey Sullivan
President and Chief Executive Officer
Hyperion Solutions Corporation
5450 Great America Parkway
Santa Clara, California 95054
(Name and address of agent for service)

(408) 588-8000
(Telephone number, including area code, of agent for service)

With a copy to:
Lonnie Goldman, Esq.
Assistant General Counsel
Hyperion Solutions Corporation
5450 Great America Parkway
Santa Clara, California 95054
(408) 588-8000

PART II
Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 5.1
EXHIBIT 23.2

EXPLANATORY NOTE
     Hyperion Solutions Corporation (the “Company”) files this Post-Effective Amendment to each of the Company’s registration statements on Form S-8 (Nos. 33-99022, 333-10697, 333-38871, 333-62275, 333-49182, 333-50942, 333-84846, 333-102049, 333-120018, 333-124771 and 333-130445) (the “Registration Statements”), which relate to the Company’s equity-based compensation plans, pursuant to Rule 416(b) under the Securities Act of 1933, as amended (the “Securities Act”), to reflect a fifty percent increase in the number of shares of Common Stock covered by such Registration Statements as a result of the Company’s three-for-two stock split, to be effected in the form of a stock dividend payable on December 19, 2005 to shareholders of record at the close of business on December 1, 2005. Pursuant to Rule 416(a) under the Securities Act, the Registration Statements also are amended to cover any additional shares of Common Stock which may be issued under the applicable equity-based compensation plans to prevent dilution resulting from any subsequent stock split, stock dividend or similar transaction.
     The contents of the Registration Statements are hereby incorporated by reference pursuant to General Instruction E on Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit No.	Description of Exhibit
4.1	Specimen Certificate of the Company’s Common Stock (incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-1, as amended, filed on November 6, 1995).*

4.2	Restated Certificate of Incorporation (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on October 13, 1998).*

4.3	Amended and Restated By-laws of the Company (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

4.4	Rights Agreement, dated as of June 15, 1998, between the Company and the Rights Agent, including the Form of Certificate of Designation for the Preferred Stock as Exhibit A, Form of Rights Certificate as Exhibit B and Summary of Rights to Purchase Preferred Stock as Exhibit C and (incorporated by reference to the exhibits to the Company’s Registration Statement on Form 8-A filed on June 17, 1998).*

4.5	1992 Stock Option Plan (incorporated by reference to the exhibits to the Registrant’s Registration Statement on Form S-1, as amended, filed on November 6, 1995).*

4.6	1995 Stock Option/Stock Issuance Plan, as amended and restated through November 14, 2002 (incorporated by reference to the exhibits to the Registrant’s Registration Statement on Form S-8 filed on December 20, 2002).*

4.7	Employee Stock Purchase Plan, as amended and restated as of September 16, 2003 (incorporated by reference to the exhibits to the Registrant’s Proxy Statement filed on October 6, 2003).*

4.8	1999 Stock Option Plan (incorporated by reference to the exhibits to the Registrant’s Annual Report on Form 10-K filed on September 28, 2000).*

4.9	Hyperion Software Corporation 1991 Stock Plan (incorporated by reference to the exhibits to Hyperion Software Corporation’s Registration Statement on Form S-1 as amended, filed on November 6, 1995).*

4.10	Hyperion Software Corporation 1991 Non-Employee Director Stock Option Plan (incorporated by reference to the exhibits to Hyperion Software Corporation’s Registration Statement on Form S-1 as amended, filed on November 6, 1995).*

Exhibit No.	Description of Exhibit
4.11	2004 Equity Incentive Plan, as amended (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

4.12	2005 Employee Stock Purchase Plan (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

5.1	Opinion of Mark Cochran, Vice President, General Counsel and Secretary of the Company. †

23.1	Consent of Mark Cochran, Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP. †

24.1	Powers of attorney (included on signature pages herein).

*	Previously filed.

†	Filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment to Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Santa Clara, State of California, on this 19th day of December, 2005.

HYPERION SOLUTIONS CORPORATION

By:	/s/ David Odell
David Odell
Chief Financial Officer

POWER OF ATTORNEY
     Each person whose signature appears below constitutes and appoints Godfrey Sullivan, Mark Cochran and David Odell his or her true and lawful attorneys in fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Godfrey Sullivan
Godfrey Sullivan	President and Chief Executive	December 19, 2005
Officer (Principal Executive
Officer)

/s/ David Odell
David Odell	Chief Financial Officer (Principal	December 19, 2005
Financial Officer)

/s/ William B. Dewes
William B. Dewes	Vice President and Global	December 19, 2005
Controller (Principal Accounting
Officer)

/s/ Jeffrey R. Rodek
Jeffrey R. Rodek	Director and Executive Chairman	December 19, 2005

SIGNATURE	TITLE	DATE

/s/ Henry R. Autry
Henry R. Autry	Director	December 19, 2005

/s/ Terry Carlitz
Terry Carlitz	Director	December 19, 2005

/s/ Yorgen Edholm
Yorgen Edholm	Director	December 19, 2005

/s/ Gary G. Greenfield
Gary G. Greenfield	Director	December 19, 2005

/s/ John Riccitiello
John Riccitiello	Director	December 19, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.1	Specimen Certificate of the Company’s Common Stock (incorporated by reference to the exhibits to the Company’s Registration Statement on Form S-1, as amended, filed on November 6, 1995).*

4.2	Restated Certificate of Incorporation (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on October 13, 1998).*

4.3	Amended and Restated By-laws of the Company (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

4.4	Rights Agreement, dated as of June 15, 1998, between the Company and the Rights Agent, including the Form of Certificate of Designation for the Preferred Stock as Exhibit A, Form of Rights Certificate as Exhibit B and Summary of Rights to Purchase Preferred Stock as Exhibit C and (incorporated by reference to the exhibits to the Company’s Registration Statement on Form 8-A filed on June 17, 1998).*

4.5	1992 Stock Option Plan (incorporated by reference to the exhibits to the Registrant’s Registration Statement on Form S-1, as amended, filed on November 6, 1995).*

4.6	1995 Stock Option/Stock Issuance Plan, as amended and restated through November 14, 2002 (incorporated by reference to the exhibits to the Registrant’s Registration Statement on Form S-8 filed on December 20, 2002).*

4.7	Employee Stock Purchase Plan, as amended and restated as of September 16, 2003 (incorporated by reference to the exhibits to the Registrant’s Proxy Statement filed on October 6, 2003).*

4.8	1999 Stock Option Plan (incorporated by reference to the exhibits to the Registrant’s Annual Report on Form 10-K filed on September 28, 2000).*

4.9	Hyperion Software Corporation 1991 Stock Plan (incorporated by reference to the exhibits to Hyperion Software Corporation’s Registration Statement on Form S-1 as amended, filed on November 6, 1995).*

4.10	Hyperion Software Corporation 1991 Non-Employee Director Stock Option Plan (incorporated by reference to the exhibits to Hyperion Software Corporation’s Registration Statement on Form S-1 as amended, filed on November 6, 1995).*

4.11	2004 Equity Incentive Plan, as amended (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

Exhibit No.	Description of Exhibit
4.12	2005 Employee Stock Purchase Plan (incorporated by reference to the exhibits to the Company’s Current Report on Form 8-K filed on November 21, 2005).*

5.1	Opinion of Mark Cochran, Vice President, General Counsel and Secretary of the Company. †

23.1	Consent of Mark Cochran, Vice President, General Counsel and Secretary of the Company (included in Exhibit 5.1).

23.2	Consent of PricewaterhouseCoopers LLP. †

24.1	Powers of attorney (included on signature pages herein).

* †	Previously filed. Filed herewith.